SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     March 5, 2003
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                             VISIONS-IN-GLASS, INC.
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               (Exact name of Registrant as Specified in Charter)


         Delaware                      000-33123                  33-0885775
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(State of Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)

                        The Fourth Floor Bldg. E No. 501
                      Jin Gang Rd. Jiniao Developing Zone
                         Pudong, Shanghai, China 201206
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code         0716-8324631
                                                  ------------------------------


              9521 21st Street SE, Calgary, Alberta Canada T2C 4B1
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          (Former Name or Former Address, if changed since last report)

Item 1.  Changes in Control of Registrant.

Acquisition

         Visions-In-Glass, Inc. (the "Registrant") entered into a Share Exchange Agreement, (the "Exchange Agreement"), dated as of March 5, 2003, by and among the Registrant, Yarek Bartosz, Guofu Dong ("Dong"), Liping Xie ("Xie"), Qizhou Wu ("Wu"), Tse Yiu Wong ("Wong"), Hanlin Chen ("Chen" together with Dong, Wong, Wu and Xie, the "Sellers") and Great Genesis Holding Limited, a corporation organized under the laws of Hong Kong Special Administrative Region, China ("Genesis"). Pursuant to the Exchange Agreement, on March 5, 2003 (the "Closing Date"), the Registrant acquired (the "Acquisition") from the Sellers all of the issued and outstanding equity interests of Genesis (the "Genesis Shares"). As consideration for the Genesis Shares, the Registrant issued 20,914,250 shares of its common stock to the Sellers. The parties have submitted the documents to the Hong Kong Stamp Duty Office (the "Office") as required by Hong Kong law so that Office can assess the stamp duty imposed in connection with the transactions described in the Share Exchange Agreement. The consideration for the Acquisition was determined through arms length negotiations between the management of the Registrant and the Sellers.

Election of New Directors and Officers

         On the Closing Date, Mr. Yarek Bartosz resigned as President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and sole Director of the Registrant. Effective March 10, 2003, Messrs. Hanlin Chen, as Chairman of the Board, Guofu Dong, Liping Xie, Qizhou Wu, and Tse Yiu Wong Andy began serving their terms as members of the Board of Directors of the Registrant. The newly elected directors appointed Hanlin Chen as the Chief Executive Officer and President, Qizhon Wu as Vice-Chairman and Chief Technical Officer, Guofu Dong as the Chief Operating Officer and Daming Hu as Chief Financial Officer.

Share Ownership

         The following table sets forth certain information after giving effect to the issuance of the securities at the Closing, the percentage ownership is based on 22,015,000 shares outstanding with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


                                           Total Number
                    Name/Title              of Shares       Percentage Ownership

Hanlin Chen, CEO, Chairman and President     13,280,547           60.3%
Guofo Dong, COO and Director                    627,429            2.8%
Daming Hu, CFO                                    --               --
Qizhou Wu, CTO and Director                   2,195,996            9.9%
Liping Xie, Director                          2,191,425            9.9%
Tse Yiu Wong Andy, Director                   1,359,426            6.1%
All Directors and Executive Officers         19,654,823           89.0%
(6 persons)

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Item 2.  Acquisition or Disposition of Assets.

         The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

         Until the Closing Date, the Registrant had only nominal assets and liabilities and no current business operations. As a result of the Acquisition, the Registrant will continue the business operations of Genesis.

Overview of Genesis


         Genesis owns all of the capital stock of Jilong Enterprises Investment Corp. Ltd., a Hong Kong Company ("Jilong"). Jilong in turn owns interests in four sino-joint ventures which each manufacture power steering systems and or related products for different segments of the automobile industry in China. The combined sales of the sino-joint ventures rank second in their industry sector with combined sales totaling 30% to 40% of the market share in China.

   Joint Venture              Ownership Interest           Business Segment

JiuLong Co., Ltd.                    81%                  Buses and Trucks
HengLong Co. Ltd.                    42%                  Small Cars and Vans
JinBei Heng Long                     55%                  Vans
Henlong WanAn Co., Ltd.              51%                  Power Steering Pumps

         Genesis has long-term contracts with more than forty manufactures, including the two of the largest automobile manufacturers China's No. 1
Automobile Manufactory with $10 Billion USD in sales and China's No. 2 Automobile Manufactory with $2 Billion USD in sales. Genesis also has long term contracts with the largest Van manufacturer in China, Shenyang Jinbei Co., Ltd. which has approximately $2.5 billion USD in annual sales and Fukang, a Citren invested automobile manufacturing which has approximately $1 billion USD in annual sales.

         Genesis currently owns two trademarks on automobile parts and several Chinese patents for power steering technology. By integrating new advanced technologies, such as electronic chips in power steering systems into its current product line, the group is pursuing aggressive strategies on the technology level to maintain a competitive edge within the automobile industry.

Strategic Plan

         The short to midterm strategic plan is to focus on market expansion in the domestic and international arena. Generally, to achieve this goal Genesis will focus on name recognition, customer service and the ability to provide quality products to its customers. In addition, product line expansion, with a focus on parts, accessories and new technologies will be important to the overall development of the business. For international market expansion, Genesis will target North America and the Asia-pacific countries, and the Middle East areas such as the United States, Canada, Malaysia, Indonesia and Korea.

         In the past two years, Genesis has achieved an annual growth rate of 30%. At the end of 2002, Genesis's total net worth was approximately $24 million USD and net profits were more than $4 million USD. In 2003, Genesis is expected to achieve $6 million USD in net profits. This will be an increase of 50% compared to 2002 and continue Genesis's successful growth curve. Our 2003 growth will be the result of increased sales from Jiulong, Henglong and Jinbei Henglong, Genesis's overall increased sales are the result of the high industry growth within the country's automobile industry sector and Genesis's market expansion in China within the last two years.

Industry Overview

         The Automobile industry is one of the fastest growing industries in China with increased sales of 42% growth rate in 2002. The Chinese Automobile industry is expected to grow at the current rate of 10% to 15% per year over the next 3 years. An increase of 10% to 15% in 2003 will make China the third largest automobile market in the world and certain to become the leading purchaser of cars, parts and accessories in the next 5 to 10 years. Based on these figures Genesis maintains that it will achieve at least a 30% annual growth rate over the next three years. Genesis's projected growth rate in fiscal year 2003 of 50% will be achieved without a substantial change to our current structure. Genesis's growth rate is slightly above China's industry standard, however it's consistent with Genesis's current environment.

Item 5.  Other Events.

         The Registrant has moved its principal executive offices from 9521 21st Street SE, Calgary, Alberta Canada T2C 4B1.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

a)       Financial Statements of Businesses Acquired.

b)       Pro Forma Financial Information.

         The financial statements required by (a) and (b) of this Item 7 will be filed by an amendment to this Form 8-K on or before May 30, 2003.

c)       Exhibits.

4.1      Share Exchange Agreement, dated March 5, 2003





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  VISIONS-IN-GLASS, INC.

Date:    March 18, 2003                           By:  /s/ Hanlin Chen
                                                  ------------------------------
                                                  Name:  Hanlin Chen
                                                  Title: Chief Executive Officer